Exhibit 99.1

Contact:	Adam C. Derbyshire	G. Michael Freeman
	Executive Vice President	Associate Vice President, Investor Relations
	and Chief Financial Officer	and Corporate Communications
	919-862-1000	919-862-1000

FDA Approves UCERIS® (Budesonide) 2mg Rectal Foam for the Induction of Remission of Mild-to-Moderate Distal Ulcerative Colitis

Field Promotion to Launch January 2015

RALEIGH, NC, October 8, 2014 - Salix Pharmaceuticals, Ltd. (NASDAQ:SLXP) today announced that the Food and Drug Administration (FDA) has granted final approval for UCERIS® (budesonide) rectal foam for the induction of remission in patients with active mild-to-moderate distal ulcerative colitis (UC) extending up to 40cm from the anal verge. The foam is a rectally administered corticosteroid that overcomes treatment limitations associated with currently approved therapies which are often ineffective due to insufficient distribution of active drug to the distal colon.

On September 15, 2014 the FDA tentatively approved UCERIS rectal foam pending expiration of the 45-day waiting period described in section 505( c )(3)( C ) of the Federal Food, Drug and Cosmetic Act. The waiting period has expired and the FDA has granted UCERIS rectal foam final approval as of October 7, 2014.

About Ulcerative Colitis

UC is a chronic disease of the large intestine, also known as the colon, in which the lining of the colon becomes inflamed and develops tiny open sores, or ulcers, that produce pus and mucous. The combination of inflammation and ulceration can cause abdominal discomfort and frequent emptying of the colon. Distal ulcerative colitis is characterized as either ulcerative proctitis (inflammation localized to the rectum) or ulcerative proctosigmoiditis (inflammation localized to the distal colon and rectum).

The Crohn’s and Colitis Foundation of America (CCFA) estimates that UC may affect as many as 700,000 Americans. While most people are diagnosed in their mid-30’s, the disease can occur at any age and equally affects men and women. An estimated 46% of people with UC have a diagnosis of distal UC.

About half of all patients with ulcerative colitis experience at least mild symptoms including persistent diarrhea accompanied by abdominal pain and blood in the stool and more urgent bowel movements. CCFA also notes that people suffering from UC often experience loss of appetite and may lose weight as a result. A feeling of low energy and fatigue is also common.

Rectal therapy is recommended for the induction of remission in patients with mild-to-moderate ulcerative proctitis, and recommended alone or in combination with oral aminosalicyclic acid (ASA) for mild-to-moderate distal UC. However, currently available rectal therapies have limitations, including difficulty of administration and retention (enemas) and limited proximal spread (suppositories).

Important Safety Information for UCERIS rectal foam:

UCERIS (budesonide) rectal foam is contraindicated in patients with a history of a known hypersensitivity to budesonide or any of the ingredients of UCERIS rectal foam. Reactions have included anaphylaxis.

When glucocorticosteroids are used chronically, systemic effects such as hypercorticism and adrenal suppression may occur. Since UCERIS rectal foam contains a glucocorticosteroid, general warnings concerning glucocorticoids should be followed.

Care is needed in patients who are transferred from glucocorticosteroid treatment with higher systemic effects to glucocorticosteroids with lower systemic effects, such as UCERIS rectal foam, since symptoms attributed to withdrawal of steroid therapy, including those of acute adrenal suppression or benign intracranial hypertension, may develop. Taper patients slowly from systemic corticosteroids if transferring to UCERIS rectal foam. Monitor for withdrawal symptoms and unmasking of allergies.

Patients who are on drugs that suppress the immune system are more susceptible to infection than healthy individuals. Monitor patients with active or quiescent tuberculosis infection, untreated fungal, bacterial, systemic viral or parasitic infections, or ocular herpes simplex. More serious or even fatal courses of chickenpox or measles can occur in susceptible patients.

Monitor patients with hypertension, diabetes mellitus, osteoporosis, peptic ulcer, glaucoma or cataracts, or with a family history of diabetes or glaucoma, or with any other condition where glucocorticosteroids may have unwanted effects.

The contents of UCERIS rectal foam are flammable. Instruct the patient to avoid fire, flame and smoking during and immediately following administration.

Concomitant use of inhibitors of Cytochrome P450 3A4 (for example ketoconazole and erythromycin) should be avoided and patients should be closely monitored for increased signs and/or symptoms of hypercorticism. Avoid grapefruit juice, which is known to inhibit CYP3A4, when taking UCERIS rectal foam.

Based on animal data, UCERIS rectal foam may cause fetal harm.

Patients with moderate to severe hepatic impairment should be monitored for increased signs and/or symptoms of hypercorticism.

In clinical studies, the most common adverse reactions (incidence ≥ 2%) were decreased blood cortisol, adrenal insufficiency, and nausea.

Please see complete Prescribing Information for UCERIS rectal foam.

About UCERIS® (budesonide) rectal foam

Budesonide is a high potency corticosteroid that was developed to minimize the systemic adverse consequences of classic corticosteroids, such as hydrocortisone, which have higher levels of systemic absorption. In several large studies UCERIS rectal foam was highly effective in the treatment of distal ulcerative colitis. Clinical trials suggest that the foam formulation demonstrates improved reach (or spread) and rapid distribution of budesonide to the sigmoid colon and the rectum, without the difficulties and inconvenience associated with retention of enema formulations. These trials also suggest that the foam provides more immediate and targeted therapy for distal ulcerative colitis than is available with oral therapies. The foam formulation for rectal administration was designed to improve both the patient’s ability to retain the drug in the rectum following administration as well as distribution of the active drug to the rectum and sigmoid colon. Salix licensed UCERIS rectal foam from Dr. Falk Pharma. The product was approved in Europe in 2006 and is marketed in Europe by Dr. Falk Pharma.

Full prescribing data for UCERIS® (budesonide) rectal foam is available at www.salix.com.

About Salix

Salix Pharmaceuticals, Ltd., headquartered in Raleigh, North Carolina, develops and markets prescription pharmaceutical products and medical devices for the prevention and treatment of gastrointestinal diseases. Salix’s strategy is to in-license late-stage or marketed proprietary therapeutic products, complete any required development and regulatory submission of these products, and market them through Salix’s gastroenterology specialty sales and marketing team.

Salix trades on the NASDAQ Global Select Market under the ticker symbol “SLXP”.

For more information, please visit our Website at www.salix.com or contact Salix at 919-862-1000. Follow us on Twitter (@SalixPharma) and Facebook (www.facebook.com/SalixPharma). Information on our Twitter feed, Facebook page and web site is not incorporated in our filings with the SEC.

Salix Disclosure Notice

Please Note: The statements provided herein that are not historical facts are or might constitute projections and other forward-looking statements regarding future events. Although we believe the expectations reflected in such forward-looking statements are based on reasonable assumptions, our expectations might not be attained. Forward-looking statements are just predictions and are subject to known and unknown risks and uncertainties that could cause actual events or results to differ materially from expected results. Factors that could cause actual events or results to differ materially from those described herein include, among others: uncertainty that Uceris (budesonide) 2 mg rectal foam will be commercially successful; market acceptance for approved products; generic and other competition in an increasingly global industry; litigation and the possible impairment of, or inability to obtain, intellectual property rights and the costs of obtaining such rights from third parties in an increasingly global industry; the cost, timing and results of clinical trials and other development activities involving pharmaceutical products; post-marketing approval regulation, including the ongoing Department of Justice investigation of Salix’s marketing practices; revenue recognition and other critical accounting policies; the need to acquire new products; changes in tax laws or interpretations thereof; general economic and business conditions; and other factors. Readers are cautioned not to place undue reliance on the forward-looking statements included herein, which speak only as of the date hereof. Salix does not undertake to update any of these statements in light of new information or future events, except as required by law. The reader is referred to the documents that Salix files from time to time with the SEC.

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